UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 25, 2022

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2022, Owens-Illinois Group, Inc. (“OI Group”), a direct, wholly owned subsidiary of O-I Glass, Inc. (the “Company”) entered into a Credit Agreement and Syndicated Facility Agreement with Wells Fargo Bank, National Association, as Administrative Agent, Owens-Illinois General Inc., as Borrowers’ Agent, and the other Agents, Arrangers and Lenders named therein (the “Credit Agreement”). The Credit Agreement refinances in full OI Group’s Third Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated June 25, 2019 (the “Prior Credit Agreement”). The Credit Agreement provides for up to $2.8 billion of borrowings pursuant to term loans, revolving credit facilities and a delayed draw term loan facility. The delayed draw term loan facility allows for a one-time borrowing of up to $600.0 million, the proceeds of which, if borrowed, will be used, in addition to other consideration paid by the Company and/or its subsidiaries, to directly or indirectly fund a trust to be established in connection with the plan of reorganization (the “Plan”) proposed by Paddock Enterprises, LLC (“Paddock”) and certain other parties in Paddock’s Chapter 11 case. If approved and consummated, the Plan would permanently resolve all current and future Asbestos Claims (as defined in the Plan) against Paddock, and would protect the Company and its subsidiaries from those claims, under Section 524(g) of the U.S. Bankruptcy Code. The term loans mature, and the revolving credit facilities terminate, in March 2027. The delayed draw term loans, if borrowed, mature in December 2023. Borrowings under the Credit Agreement are secured by certain collateral of OI Group and certain of its subsidiaries.

The Credit Agreement contains various covenants that restrict, among other things and subject to certain exceptions, the ability of OI Group to incur certain liens, make certain investments, become liable under contingent obligations in certain defined instances only, make restricted payments, make certain asset sales within guidelines and limits, engage in certain affiliate transactions, participate in sale and leaseback financing arrangements, alter its fundamental business, and amend certain subordinated debt obligations.

The Credit Agreement also contains one financial maintenance covenant, a Secured Leverage Ratio, calculated by dividing consolidated Net Indebtedness that is then secured by Liens on property or assets of the Company and certain of its subsidiaries by Consolidated EBITDA, as each term is defined and as described in the Credit Agreement. The Secured Leverage Ratio could restrict the ability of OI Group to undertake additional financing or acquisitions to the extent that such financing or acquisitions would cause the Secured Leverage Ratio to exceed the specified maximum.

Failure to comply with these covenants and restrictions could result in an event of default under the Credit Agreement. In such an event, OI Group could not request borrowings under the revolving facility, and all amounts outstanding under the Credit Agreement, together with accrued interest, could then be declared immediately due and payable. If an event of default occurs under the Credit Agreement and the lenders cause all of the outstanding debt obligations under the Credit Agreement to become due and payable, this would result in a default under a number of other outstanding debt securities and could lead to an acceleration of obligations related to these debt securities.

The Total Leverage Ratio (as defined in the Credit Agreement) determines pricing under the Credit Agreement. The interest rate on borrowings under the Credit Agreement is, at OI Group’s option, the Base Rate, Term SOFR or, for non-US Dollar borrowings only, the Eurocurrency Rate (each as defined in the Credit Agreement), plus an applicable margin. The applicable margin ranges from 1.00% to 1.75% for Term SOFR loans and Eurocurrency Rate loans and from 0.00% to 0.75% for Base Rate loans. In addition, a commitment fee is payable on the unused revolving credit facility commitments ranging from 0.20% to 0.35% per annum linked to the Total Leverage Ratio.

Certain lenders under the Credit Agreement were party to the Prior Credit Agreement. On the closing date of the Credit Agreement, OI Group used the proceeds from a portion of the available borrowings thereunder to repay the outstanding loans and related fees and expenses in connection with the termination of the Prior Credit Agreement.

The foregoing description in this Current Report of the Credit Agreement is not intended to be a complete description of the Credit Agreement and related documents. The description is qualified in its entirety by the full text of the documents which are attached as exhibits to and incorporated by reference in this Current Report.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description
4.1*	Credit Agreement and Syndicated Facility Agreement, dated March 25, 2022, by and among the Borrowers named therein, Owens-Illinois General Inc., as Borrowers’ Agent, Wells Fargo Bank, National Association, as Administrative Agent, and the other Agents, Arrangers and Lenders named therein.
4.2*	Intercreditor Agreement, dated as of March 25, 2022, by and among Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the lenders party to the Credit Agreement (as defined therein), and any other parties thereto.
4.3*	Pledge Agreement, dated as of March 25, 2022, between Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc., and Wells Fargo Bank, National Association, as Collateral Agent and any other parties thereto.
4.4*	Security Agreement, dated as of March 25, 2022, between Owens-Illinois Group, Inc., each of the direct and indirect subsidiaries of Owens-Illinois Group, Inc. signatory thereto, and Wells Fargo Bank, National Association, as Collateral Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: March 28, 2022	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer